UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

Digital Transformation Opportunities Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40177	85-3984427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10250 Constellation Blvd, Suite 23126 Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(360) 949-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	DTOCU	The Nasdaq Stock Market LLC
Shares of Class A common stock, included as part of the units	DTOC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stockat an exercise price of $11.50 per share	DTOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Supplement to the Definitive Proxy Statement

On February 9, 2023, the Company filed a definitive proxy statement (the ‘Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting of the Company's stockholders to be held on March 2, 2023 (the “Special Meeting”) to consider and vote on, among other proposals, a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to extend the period by which the Company is required to consummate its initial business combination (the “Extension Amendment Proposal”), and a proposal to amend the Investment Management Trust Agreement to implement the Extension (the “Trust Agreement Amendment Proposal”).

Specifically, the Company seeks to amend its Amended and Restated Certificate of Incorporation to (i) extend the date by which it has to consummate a business combination (the “Combination Period”) from March 12, 2023 to June 30, 2023 upon the deposit by the Company’s sponsor of an aggregate of $150,000 into the Trust Account and (ii) give the Sponsor the option to further extend the Combination Period beyond June 30, 2023 up to three (3) times for an additional one (1) month each time to September 30, 2023 upon the deposit into the Trust Account of $50,000 for each calendar month.

On February 22, 2023, the Company previously filed a Current Report on Form 8-K to amend and supplement the Definitive Proxy Statement to clarify that the funds in trust and any additional contributions, including any interest thereon, will not be used, now or in the future, to pay for the excise tax imposed under the Inflation Reduction Act of 2022. Further, the Company has been advised by certain of the holders of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), that such holders will elect to convert all of their respective Founder Shares into an equal number of shares of the Company’s Class A common stock, par value $0.0001 per share, if the Extension Amendment Proposal and the Trust Agreement Amendment Proposal are approved.

In this Current Report on Form 8-K (this “Form 8-K”), the Company has determined to clarify in the Definitive Proxy Statement that following the liquidation of investments in the trust account, the Company intends to hold the funds in the trust account in an interest-bearing demand deposit account. The Company is also supplementing the Definitive Proxy Statement to disclose the amount in the Trust Account after giving effect to withdrawals for the payment of the Company’s income and franchise taxes through June 30, 2023. Accordingly, the Company has determined to amend and supplement the Definitive Proxy Statement as described in this Form 8-K.

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its stockholders, as described in this supplement to the Definitive Proxy Statement filed with the United States Securities and Exchange Commission on February 9, 2023, in connection with the Special Meeting to be held on March 2, 2023. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement and all page references are to pages in the Definitive Proxy Statement. The Company makes the following amended and supplemental disclosures:

1.       Certain disclosure on page 3 of Notice of Special Meeting of Stockholders to the Definitive Proxy Statement is hereby supplemented to read as follows:

The withdrawal of funds from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election and the amount remaining in the Trust Account may be significantly less than the approximately ~~$339.0~~ $338.9 million (excluding interest already withdrawn to pay the Company’s income taxes for fiscal year 2022 and franchise taxes through June 30, 2023 but including any additional interest not previously released to the Company to pay its taxes) that was in the Trust Account as of ~~January 23, 2023~~ February 24, 2023. In such event, the Company may need to obtain additional funds to complete a business combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

2.       Certain disclosure on page 38 of the Definitive Proxy Statement is hereby amended and restated to read as follows:

We do not intend to continue to invest the proceeds held in the Trust Account in interest-bearing securities, which will limit the interest income available for payment of taxes and dissolution expenses or for distribution to public stockholders.

As of February 24, 2023~~January 23, 2023~~, ~~the record date for the Special Meeting,~~ the proceeds from the IPO and the simultaneous private placement were being held in our Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee, invested in U.S. “government securities”, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. If the Extension Amendment Proposal and the Trust Agreement Amendment Proposal are approved and the Extension is effective, the Company has determined that it will convert all of its investments in the Trust Account into cash, which will remain in the Trust Account~~, on or prior to the 24-month anniversary of the consummation of the IPO~~. After such date, ~~the Company no longer intends to invest the net proceeds in securities or interest-bearing accounts prior to an initial business combination. Accordingly, the amount of interest income (which we are permitted to use to pay our franchise and income taxes and up to $100,000 of dissolution expenses) will no longer increase, which will limit the interest income available for payment of taxes and dissolution expenses or for distribution to public stockholders in connection with our liquidation or in connection with the consummation of our business combination~~ we intend to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a U.S.-bank until the earlier of the consummation of the Business Combination or our liquidation. We will receive lower interest on the funds held in such deposit account (as compared to continuing to invest such funds in interest-bearing U.S. government securities), which deposit account is expected to bear interest at a rate of 4% per annum based on current interest rates. However, we cannot assure you that such rate on the deposit account will not decrease or increase significantly. As a result, any decision to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in cash items would reduce the dollar amount our public stockholders would receive upon any redemption of Public Shares or our liquidation.

In addition, even prior to the 24-month anniversary of the consummation of the IPO, we may be deemed to be an investment company. The longer that the funds in the Trust Account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary of the consummation of the IPO, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. If we are required to liquidate the Company, our investors would not be able to realize the benefits of owning stock in a successor operating business ~~(including New Parent)~~, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

3.       Certain disclosure on page 30 of the Definitive Proxy Statement is hereby supplemented to read as follows:

Each redemption of a Public Share by holders of Public Shares will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately ~~$339.0~~ $338.9 million (excluding interest already withdrawn to pay the Company’s income tax for fiscal year 2022 and franchise taxes through June 30, 2023 but including any additional interest not previously released to the Company to pay its taxes) as of ~~the Record Date~~ February 24, 2023. Prior to their exercising redemption rights, DTOC stockholders should verify the market price of the shares of DTOC common stock, as stockholders may receive higher proceeds from the sale of their shares of DTOC common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. There is no assurance that you will be able to sell your Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in the shares of DTOC common stock when you wish to sell your shares.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the special meeting of stockholders and the Extension Amendment Proposal, the Trust Agreement Amendment Proposal, the Redemption Limitation Amendment Proposal and related matters. Information regarding the Company’s directors and executive officers is available in Company’s proxy statement for the special meeting filed with the U.S. Securities and Exchange Commission on February 9, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) the Definitive Proxy Statement in connection with the special meeting of stockholders to consider and vote upon the Extension Amendment Proposal, the Trust Agreement Amendment Proposal, the Redemption Limitation Amendment Proposal and other matters and, beginning on or about February 9, 2023, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the January 23, 2023 record date for the special meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the special meeting because these documents contain important information about the Company, the Extension Amendment Proposal and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to 10207 Clematis Court, Los Angeles, CA 90077, (360) 949-1111 or to Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing DTOC.info@investor.morrowsodali.com.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2023

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:	/s/ Kyle Francis
Name:	Kyle Francis
Title:	Chief Financial Officer